Exhibit 99.1

Myomo, Inc. Reports Second Quarter 2017 Results

CAMBRIDGE, Mass., August 14, 2017 – Myomo, Inc. (NYSE American: MYO) (“Myomo” or the “Company”), a commercial stage medical robotics company, today reports its financial results for the three and six months ended June 30, 2017.

Highlights and Achievements in the Second Quarter 2017 and Year To-date:

The Company completed its initial public offering under SEC Regulation A+ on June 9, 2017 for total gross proceeds of approximately $8 million, including $5 million through the sale of shares and nearly $3 million in a concurrent private placement of units which include one share of common stock and one warrant. With growth capital raised during the quarter, 2Q and YTD 2017 results reflect business operations under a controlled product launch. Total revenue for the second quarter of 2017 grew 21% year over year to $307,000, compared to $254,000 for the second quarter of 2016. In addition to raising capital, Myomo accelerated its commercial activities:

●	Obtained CE Mark approval for commercial sale of next-generation MyoPro® myoelectric arm orthosis across the European Economic Area. European launch preparations are underway, beginning in Germany with partner, Ottobock, the global market leader in technical orthopedics and prosthetics (O&P).

●	Expanded sales and marketing team and increased marketing activity to expand MyoPro accessibility to more individuals in the U.S. and internationally.

●	Established MyoPro Centers of Excellence at seven O&P practice organizations to create a network of 31 U.S. locations offering the MyoPro line of powered orthosis.

●	Booked first set of orders under the distribution agreement with Ottobock for VA Medical Centers in the US;

●	Announced publication of peer-reviewed clinical research conducted by the Ohio State University School of Medicine. The study concluded that upper extremity impairment is significantly reduced with use of the MyoPro, and these results exceeded the clinically important difference threshold of standard impairment tests.

●	Launched next generation myoelectric arm orthosis, MyoPro 2 that extends the capabilities of the previous version with significant enhancements, including interchangeable, extended-life rechargeable batteries for continuous daily use; upgraded user interface; improved sensors; and enhanced harness and finger grasp orthosis for more reliable and comfortable long-term wear.

Paul R. Gudonis, Chairman & CEO of Myomo, commented: “We are very pleased to have successfully completed our IPO on June 9th, the first JOBS Act / Regulation A+ offering to trade on a national exchange, NYSE American, formerly NYSE MKT. With the IPO funding, we expanded our sales and marketing initiatives to bring our proprietary technology to a large, underserved market. MyoPro is the only commercially available upper limb product line to restore or to improve functionality for patients with stroke, brachial plexus injury, traumatic brain injury, spinal cord injury, MS, and ALS. In the U.S., MyoPro is currently available to veterans at Veterans Administration hospitals across the country and in over 30 O&P practice locations. After recently achieving the CE Mark, we now look forward to launching outside the U.S. The initial introduction of MyoPro is planned for Germany through our distributor partner, Ottobock, a well-established German-based technical O&P global leader.”

Financial Results for the Second Quarter Ended June 30, 2017

	Three months ended		Period-to-period		Six months ended		Period-to-period
	June 30,		change		June 30,		change
	2017	2016	$	%	2017	2016	$	%

Revenue	$306,683	$254,070	$52,613	21%	$522,914	$470,990	$51,924	11%

Cost of revenue	98,641	50,186	48,455	97%	177,210	109,252	67,958	62%

Gross margin	$208,042	$203,884	$4,158	2%	$345,704	$361,738	$(16,034)	(4)%
Gross margin%	68%	80%		(12)%	66%	77%		(11)%

Total revenue was $307,000 for the quarter ended June 30, 2017; an increase of $53,000, or 21%, as compared to the three months ended June 30, 2016. The increase was primarily due to $64,000 of grant revenue for new product development recognized during the three months ended June 30, 2017, which was partially offset by a $12,000 decrease in product revenue due to a higher proportion of distributor sales which have lower average selling prices.

Gross margin was 68% for the quarter ended June 30, 2017, as compared to 80% for the three months ended June 30, 2016. The decrease was due to distributor sales having lower average selling price than direct sales to customers and inventory and warranty provisions recorded as a result of our introduction of the next version of our MyoPro products.

Research and development expenses were $709,000, an increase of $450,000, or 174%, during the three months ended June 30, 2017, as compared to the three months ended June 31, 2016, primarily due to an incentive bonus of $300,000 to an engineering executive, increased expenses relating to the development of the next version of our MyoPro products, and higher engineering, testing, tooling, set-up and prototype costs.

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Selling, general and administrative costs of $1,433,000 increased $799,000, or 126%, during the three months ended June 30, 2017, as compared to the three months ended June 30, 2016, primarily due to employee compensation, which primarily includes stock-based compensation expense, professional fees, travel expenses and an increase in clinical research to support reimbursement efforts for our products.

Interest and other expense, net of $5,448,000 increased $5,377,000 during the three months ended June 30, 2017, as compared to the three months ended June 30, 2016. The increase was primarily due to the non-recurring non-cash write off of $5,172,000 of unamortized debt discount associated with the conversion of the 2015 and 2016 convertible promissory notes into common stock and warrants.

The Company’s net loss for the quarter ended June 30, 2017 amounted to $7,382,000, compared with a net loss of $760,000 for the corresponding 2016 period. Net loss available to common stockholders for the quarter ended June 30, 2017 was $7,755,000 or ($3.35) per share, compared with a net loss of $950,745, or ($0.94) per share, for the corresponding year ago period. The increase was primarily due to the non-recurring non-cash write off of $5,172,000 of unamortized debt discount associated with the conversion of the 2015 and 2016 convertible promissory notes into common stock and warrants.

Adjusted EBITDA(1) for the quarter ended June 30, 2017 was a loss of $1,656,000, compared with a loss of $670,000 for the corresponding 2016 period. A reconciliation of GAAP to this non-GAAP financial measure has been provided in the financial statement tables included in this press release. An explanation of this measure is also included below under the heading “Non-GAAP Financial Measures.”

Cash on hand at June 30, 2017 was $7,110,000, compared to $797,000 at December 31, 2016. For the six months ended June 30, 2017, the Company used $2,747,000 of cash in operations, compared to $984,000 for the six months ended June 30, 2016. The increase in cash reflects the net proceeds from our IPO, and concurrent private placement, in addition to $1,770,000 of additional convertible notes issued since year-end, partially offset by the $2.7 million of net cash used in operating activities.

Conference Call and Webcast Information

Myomo will hold a conference call today, August 14, 2017 at 4:30 p.m. EDT. To access the conference call, please dial 1-866-807-9684 from the U.S. or 1-412-317-5415 internationally. Please instruct to be joined into Myomo’s earnings conference call.

A replay of the conference call will be available approximately one hour after completion of the live conference call at the Investor Relations page. A dial-in replay of the call will be available until August 28, 2017; please dial 1-877-344-7529 from the U.S. or 1-412-317-0088 internationally and provide the passcode of 10111308.

(Tables follow)

(1)	Adjusted EBITDA is earnings before interest, taxes, depreciation and amortization adjusted the impact of the write off of unamortized debt discount associated with conversion of convertible notes into common stock and warrants, stock based-compensation and the impact of the fair value revaluation of our derivative liabilities.

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About Myomo

Myomo, Inc. is a commercial stage medical robotics Company that offers expanded mobility for those suffering from neurological disorders and upper limb paralysis. Based on patented technology developed at MIT and the Company, Myomo develops and markets the MyoPro® product line of lightweight, non-invasive, powered arm braces to restore function in the paralyzed or weakened arms and hands of individuals that have suffered a stroke, spinal cord or nerve injury such as brachial plexus injury, or other neuromuscular disability such as amyotrophic lateral sclerosis (ALS) or multiple sclerosis (MS). It is provided through clinical relationships with VA medical centers, leading rehabilitation hospitals, and Orthotics and Prosthetics (“O&P”) practices. Several hundred have been successfully used by patients. It is the only device that, sensing a patient’s own neurological signals through non-invasive sensors on the arm, can restore their ability to use their arms and hands so that they can return to work, live independently and reduce their cost of care. Myomo is headquartered in Cambridge, Massachusetts, with sales and clinical professionals across the U.S. For more information, please visit www.myomo.com.

Forward Looking Statements

This press release contains forward-looking statements regarding the Company's future business expectations, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are only predictions and may differ materially from actual results due to a variety of factors. These factors include, among other things:

●	our sales and commercialization efforts;

●	our ability to achieve reimbursement from third-party payers for our products;

●	our dependence upon external sources for the financing of our operations,

●	our ability to effectively execute our business plan; and

●	our expectations as to our clinical research program and clinical results.

More information about factors that potentially could affect our financial results is included in Myomo's filings with the Securities and Exchange Commission. The Company cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. Although the forward-looking statements in this release of financial information are based on our beliefs, assumptions and expectations, taking into account all information currently available to us, we cannot guarantee future transactions, results, performance, achievements or outcomes. No assurance can be made to any investor by anyone that the expectations reflected in our forward-looking statements will be attained, or that deviations from them will not be material and adverse. The Company disclaims any obligation subsequently to revise any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

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Non-GAAP Financial Measures

Myomo has provided in this release of financial information that has not been prepared in accordance with generally accepted accounting principles in the United States, or GAAP. This information includes Adjusted EBITDA. This non-GAAP financial measure is not in accordance with, or an alternative for, GAAP and may be different from similar non-GAAP financial measures used by other companies. Myomo believes that the use of this non-GAAP financial measures provides supplementary information for investors to use in evaluating operating performance and in comparing its financial measures with other companies in Myomo’s industry, many of which present similar non-GAAP financial measures. Adjusted EBITDA is EBITDA adjusted for the impact of the write off of unamortized debt discount associated with conversion of convertible notes into common stock and warrants, stock based-compensation and the impact of the fair value revaluation of our derivative liabilities. Non-GAAP financial measures that Myomo uses may differ from measures that other companies may use. This non-GAAP financial measure disclosed by Myomo is not meant to be considered superior to or a substitute for results of operations prepared in accordance with GAAP, and should be viewed in conjunction with, GAAP financial measures. Investors are encouraged to review the reconciliation of this non-GAAP measure to its most directly comparable GAAP financial measure. A reconciliation of GAAP to the non-GAAP financial measures has been provided in the tables included as part of this press release.

For Myomo:

ir@myomo.com

Investor Relations:

Vivian Cervantes

PCG Advisory

212-554-5482

vivian@pcgadvisory.com

Public Relations:

Rachel Robbins

Greenough

617-275-6521

rrobbins@greenough.biz

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MYOMO, INC.

CONDENSED STATEMENTS OF OPERATIONS

(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2017	2016	2017	2016

Revenue	$306,683	$254,070	$522,914	$470,990

Cost of revenue	98,641	50,186	177,210	109,252

Gross margin	208,042	203,884	345,704	361,738

Operating expenses:
Research and development	708,622	258,282	1,065,507	471,366
Selling, general and administrative	1,432,862	634,180	2,577,328	1,137,067

	2,141,484	892,462	3,642,835	1,608,433

Loss from operations	(1,933,442)	(688,578)	(3,297,131)	(1,246,695)

Other expense (income)
Change in fair value of derivative liabilities	130,162	-	155,008	-
Debt discount on convertible notes	5,172,000	-	5,172,000	-
Interest and other expense, net	146,250	71,311	314,115	140,765
	5,448,412	71,311	5,641,123	140,765
Net loss	(7,381,854)	(759,889)	(8,938,254)	(1,387,460)
Deemed discount – accreted preferred stock discount	(246,827)	(27,182)	(274,011)	(54,367)
Cumulative dividend to Series B-1 preferred stockholders	(125,903)	(163,674)	(287,779)	(327,348)
Net loss available to common stockholders	$(7,754,584)	$(950,745)	$(9,500,044)	$(1,769,175)

Weighted average number of common shares outstanding:
Basic and diluted	2,312,649	1,016,644	1,722,168	1,007,642

Net loss per share available to common stockholders:
Basic and diluted	$(3.35)	$(0.94)	$(5.52)	$(1.76)

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MYOMO, INC.

CONDENSED BALANCE SHEETS

	June 30,	December 31,
	2017	2016
ASSETS	(unaudited)	(revised)
Current Assets:
Cash	$7,110,241	$797,174
Accounts receivable	254,031	114,506
Inventories	123,028	82,435
Prepaid expenses and other	273,970	152,337
Total Current Assets	7,761,270	1,146,452
Restricted cash	52,000	52,000
Deferred offering costs	-	438,237
Equipment (net)	22,004	21,563
Total Assets	$7,835,274	$1,658,252

LIABILITIES, REDEEMABLE AND CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS' EQUITY (DEFICIENCY)
Current liabilities:
Notes payable, shareholder, current	$-	$876,458
Notes payable, MLSC, current	586,742	1,193,984
Accounts payable and other accrued expenses	1,308,349	714,010
Accrued interest, current	5,247	149,580
Deferred revenue	81,560	67,263
Total Current Liabilities	1,981,898	3,001,295
Notes Payable, shareholder, net of current portion	876,458	-
Notes Payable, MLSC, net of current portion	575,035	-
Convertible promissory notes, net of debt discount	-	2,204,235
Convertible promissory notes, related party	-	1,180,000
Accrued interest, net of current portion	167,592	130,937
Derivative liabilities	311,733	-
Total Liabilities	3,912,716	6,516,467

Redeemable and Convertible Preferred Stock:
Series B-1 convertible preferred stock	-	8,174,693
Series A-1 convertible preferred stock	-	4,497,548
Total Redeemable and Convertible Preferred Stock	-	12,672,241

Commitments and Contingencies	-	-

Stockholders' Equity (Deficiency)
Common stock	604	112
Undesignated preferred stock	-	-
Additional paid-in capital	35,741,980	5,351,204
Accumulated deficit	(31,813,562)	(22,875,308)
Treasury stock	(6,464)	(6,464)
Total Stockholders' Equity (Deficiency)	3,922,558	(17,530,456)
Total Redeemable and Convertible Preferred Stock and Stockholders' Equity (Deficiency)	3,922, 558	(4,858,215)

Total Liabilities, Redeemable and Convertible Preferred Stock and Stockholders’ Equity (Deficiency)	$7,835,274	$1,658,252

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MYOMO, INC.

 CONDENSED STATEMENTS OF CASH FLOWS

(unaudited)

For the six months ended June 30,	2017	2016

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(8,938,254)	$(1,387,460)

Adjustments to reconcile net loss to net cash used in operations:
Depreciation	4,546	3,996
Stock-based compensation	295,418	27,688
Amortization of debt discount	17,765	2,329
Debt discount on convertible notes	5,172,000	-
Excess and obsolete inventory reserve	36,028	-
Common stock issued for services	30,000	-
Change in fair value of derivative liabilities	155,008	-
Changes in operating assets and liabilities:
Accounts receivable	(139,525)	(119,598)
Inventories	(76,621)	49,545
Prepaid expenses and other	(121,633)	15,819
Accounts payable and other accrued expenses	594,339	193,450
Accrued interest	209,627	138,528
Deferred revenue	14,297	91,210

Net cash used in operating activities	(2,747,005)	(984,493)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of equipment	(4,987)	-

Net cash used in investing activities	(4,987)	-

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from IPO, net of offering costs	4,423,315	-
Proceeds from private placement, net of offering costs	2,922,885	-
Proceeds from convertible promissory notes, net	1,770,000	585,903
Repayment of note payable, MLSC	(54,123)	-
Proceeds from exercise of stock options	2,982	132

Net cash provided by financing activities	9,065,059	586,035

Net increase (decrease) in cash	6,313,067	(398,458)

Cash, beginning of period	797,174	1,042,618

Cash, end of period	$7,110,241	$644,160

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MYOMO, INC.

RECONCILIATION OF GAAP NET LOSS TO ADJUSTED EBITDA

(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2017	2016	2017	2016
GAAP net loss	$(7,381,854)	$(759,889)	$(8,938,254)	$(1,387,460)
Adjustments to reconcile to Adjusted EBITDA:
Interest expense	146,057	71,417	286,928	140,857
Other (income) expense	193	(106)	27,187	(92)
Depreciation expense	2,377	1,972	4,546	3,996
Stock-based compensation	275,279	16,559	295,418	27,688
Debt discount on convertible notes	5,172,000	-	5,172,000	-
Change in fair value of derivative liabilities	130,162	-	155,008	-
Adjusted EBITDA	$(1,655,786)	$(670,047)	$(2,997,167)	$(1,215,011)

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